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EXHIBIT 5.1

November 5, 2007

2020 ChinaCap Acquirco, Inc.

221 Boston Post Road East

Suite 410

Marlborough, MA 01752

Gentlemen:

Reference is made to the Registration Statement on Form S-1 (the “Registration Statement”) filed by 2020 ChinaCap Acquirco, Inc. (the “Company”), a Delaware corporation, under the Securities Act of 1933, as amended (the “Act”), covering (i) 7,500,000 Units, with each Unit consisting of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”) and one warrant to purchase one share of the Company’s Common Stock (the “Warrants”), (ii) up to 1,125,000 Units which the underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) 550,000 Units which the underwriters will have the right to purchase pursuant to a purchase option, (iv) 2,000,000 Warrants which will be purchased by Win Wide International Ltd. and George Lu, (v) all shares of Common Stock and all Warrants issued as part of the Units, and (vi) all shares of Common Stock issuable upon exercise of the Warrants.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us a reproduced or certified copies, and the authenticity of the originals of those documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. All of the Units, the Warrants and the Common Stock referred to in the first paragraph hereof, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

2. The Warrants, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will constitute legal, valid and binding obligations of the Company.

We are opining solely on applicable statutory provisions of General Corporation Law of the State of Delaware. In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); (b) no opinion is expressed herein as to compliance with any federal or state consumer protection or antitrust laws, rules, or regulations, or any municipal or local laws and ordinances; (c) no opinion is expressed herein as to the enforceability of the indemnification provisions contained in any agreement, to the extent such provisions may be unenforceable under federal or state securities laws; (d) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws; (e) no opinion is expressed herein as to federal and state laws, regulations and policies concerning (i) a national or local emergency, (ii) possible judicial deference to acts of sovereign states, (iii) civil and criminal forfeiture laws, (iv) conscionablity or other provisions that might violate public policy or (v) usury; and (f) no opinion is expressed herein as to (i) survivability or severability provisions, (ii) any provision purporting to make oral modifications unenforceable or which limits the applicability of the doctrine of promissory estoppel, (iii) choice of law or venue provisions, (iv) any provision that prohibits assignment by operation of law or in any other respect that may be deemed unreasonable under the circumstances, or (v) any arbitration provisions.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as counsel to the Company and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Seyfarth Shaw LLP

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